POWER OF ATTORNEY

The undersigned officers and trustees of each trust or corporation listed in Schedule A hereto (each a “Registrant”) hereby appoint ALISON E. BAUR, ALEXANDER Y. KYMN, CHRISTINE DEBEVEC, HARRIS GOLDBLAT, TARA E. GORMEL, NAVID J. TOFIGH, MARC DE OLIVEIRA, BRUCE G. LETO, DAVID GRIM, KRISTIN H. IVES AND MARGUERITE C. BATEMAN (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 3rd day of January 2025.

/s/ Sonal Desai, Ph.D	/s/ Harris J. Ashton
Sonal Desai, Ph.D, President and Chief Executive Officer-Investment Management	Harris J. Ashton, Trustee
/s/ Terrence J. Checki	/s/ Mary C. Choksi
Terrence J. Checki, Trustee	Mary C. Choksi, Trustee
/s/ Edith E. Holiday	/s/ Gregory E. Johnson
Edith E. Holiday, Trustee	Gregory E. Johnson, Trustee
/s/ Rupert H. Johnson, Jr.	/s/ J. Michael Luttig
Rupert H. Johnson, Jr., Trustee	J. Michael Luttig, Trustee
/s/ Larry D. Thompson	/s/ Valerie D. Williams
Larry D. Thompson, Trustee	Valerie D. Williams, Trustee
/s/ Christopher Kings	/s/ Jeffrey W. White
Christopher Kings, Chief Executive Officer-Finance and Administration	Jeffrey W. White, Chief Financial Officer and Chief Accounting Officer

Schedule A

To

Power of Attorney

Name of Trust      Securities Act File No.

Franklin California Tax-Free Income Fund   002-60470

Franklin California Tax-Free Trust    002-99112

Franklin Federal Tax-Free Income Fund   002-75925

Franklin Floating Rate Master Trust

The registration statement below marked with an asterisk

Franklin Floating Rate Master Series*    SERIES ID: S000007441

Franklin High Income Trust     002-30203

Franklin Limited Duration Income Trust   333-109190

Franklin Municipal Securities Trust    033-44132

Franklin New York Tax-Free Income Fund   002-77880

Franklin New York Tax-Free Trust    033-07785

Franklin Strategic Mortgage Portfolio   033-53414

Franklin Tax-Free Trust     002-94222

Franklin Universal Trust     033-22162

Franklin U.S. Government Money Fund   002-55029

Institutional Fiduciary Trust     002-96634

The Money Market Portfolios

The registration statement below marked with an asterisk

The U.S. Government Money Market Portfolio*   SERIES ID: S000007450